SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 3, 1998

                                 Eurotech, Ltd.
             (Exact name of registrant as specified in its charter)

   District of Columbia             000-22129               59-2855398
(State or other jurisdiction of    (Commission            (I.R.S.Employer
incorporation or organization)     File Number)          Identification No.)

            1101 30th Street, N.W., Suite 500, Washington, D.C. 20007
                    (Address of principal executive offices)

                                 (202) 625-4382
               Registrant's telephone number, including area code

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Item 5. Other Events.

      A. Private Placement.

      On July 20, 1998, Eurotech, Ltd. (the ACompany@) completed a private placement (the AJuly 1998 Debenture Offering@) of $1,000,000 principal amount of its 8% Convertible Debentures due July 20, 2001 (the "Debentures") to JNC Strategic Fund Ltd. (AJNC@). In addition, the Company issued to JNC warrants (the "Warrants") to purchase up to 125,000 shares of Common Stock (the Debentures and the Warrants are herein collectively referred to as the "Securities," and the offering of the Securities being herein referred to as the "July 1998 Debenture Offering"). The Securities were offered and sold only to an accredited investor as defined by Rule 501 of Regulation D under the Act, in reliance on an exemption from registration under Rule 506 of Regulation D.

      The Debentures may be converted by the holder thereof (the "Debenture Holder"), in whole or in part, at any time and from time to time after the date of issuance (July 20, 1998 and herein referred to as the AOriginal Issuance Date@). The Debentures may be converted into a number of shares of Common Stock equal to the quotient of (i) the outstanding principal amount of Debentures to be converted (plus all accrued but unpaid interest thereon), divided by (ii) the "Conversion Price" (determined as set forth below). The Debentures may also be converted at the option of the Company, in whole or in part, at any time and from time to time on or after July 20, 2000 into a number of shares of Common Stock (the AUnderlying Shares@) determined in accordance with the foregoing calculation, subject to certain restrictions relating to the registration of the Underlying Shares and the trading of the Company's Common Stock. The "Conversion Price" in relation to conversion of the Debentures by either the Debenture Holders or the Company is the lesser of (a) $1.06 or (b) the average closing bid price per share of Common Stock for the five trading days immediately preceding the conversion date, multiplied by (x) 75% in the case of conversions effected prior to November 7 1998, (y) 70% in the case of conversions effected on or after November 7, 1998.

      In connection with the sale of the Debentures, the Company agreed to amend the terms upon which $6 million of Debentures issued during November 1997 and February 1998 (the APrior Debentures@) are convertible into Common Stock. The Prior Debentures are convertible into shares of Common Stock by dividing the principal amount of the Debentures by the per share price of the Common Stock (which such price is determined by calculating the average price per share over the five day period immediately preceding the conversion of the Prior Debentures (the AAverage Price@)) and multiplying the Average Price by a certain percentage [(i) 80% of the Average Price for any conversion honored prior to the 180th day after the original issue date of the particular Prior Debentures, (ii) 75% for any conversion honored on or after the 180th day and prior to the 360th after the original issue date, and (iii) 70% for any conversion honored after the 360th day after the original issue date], provided, however, that the price per share to be used in such calculation could not fall below a certain floor price as enumerated in the documents (which such floor price was $2.00 in the case of the Prior Debentures issued during November 1997 and $1.62 in the case of the Prior Debentures issued during February 1998, each of which floor prices were subject to downward adjustment in the event that the price per share of Common Stock fell below such prices for thirty (30) consecutive days and which such floor prices are herein referred to as the "Floor"). The


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amendment to the Prior Debentures (i) removes the Floor from the Prior
Debentures and (ii) reduces the percentages by which the average price of the Common Stock for the five day period preceding the conversion is multiplied to determine the number of shares of Common Stock into which the Prior Debentures are convertible, so that said Prior Debentures are convertible at Conversion Prices identical to those governing the Debentures issued pursuant to the July 1998 Debenture Offering, as described above.

      The Warrants may be exercised by the holder thereof (the "Warrant Holder") at any time and from time to time during the period beginning on July 20, 1998 and ending at 5:30 p.m. New York time on July 20, 2001 at a per share exercise price of $1.06 (subject to adjustment as provided in the Warrant). The Warrant Holder has "piggy-back" registration rights with respect to all or any portion of the Warrant Shares, pursuant to which the Company, upon the request of the Warrant Holder, is obligated to include the Warrant Holder=s Warrant Shares (or any portion thereof as the Warrant Holder may elect) in any Registration Statement under the Act that the Company files with the SEC (other than Registration Statements on Form S-8 or Form S-4 covering securities issued by the Company pursuant to an employee benefit plan or in connection with a merger, acquisition or similar transaction, respectively), and naming the Warrant Holder as a selling shareholder therein.

      Pursuant to the Debenture Offerings, the Company agreed that if a Registration Statement under the Act covering the Underlying Shares were either not filed with the SEC on or prior to August 10, 1998 or not declared effective by the SEC on or prior to October 2, 1998, the Company will be obligated to pay to the Debenture Holders liquidated damages equal to 1% of the aggregate principle amount of the then outstanding Debentures, on the first day of each month until such filing or effectiveness deficiency is cured.

      B. Change in Executive Officers.

      At a meeting held on July 21, 1998, the Board of Directors of the Company replaced Peter Gulko as the President of the Company. Mr. Gulko has indicated to the Company that he would serve as a consultant to the Company under certain conditions to be discussed in the next several weeks. Mr. John McNeil Wilkie was appointed by the Board to serve as the President of the Company. Prior to these changes in management, Mr. Wilkie had served as the Company=s Senior Vice President and Chief Financial Officer. Mr. Wilkie will continue to serve as the Company=s Chief Financial Officer.

Item 7(c). Exhibits.

      A. Debenture Purchase Agreement between the registrant and JNC Strategy Fund Ltd. dated July 20, 1998.

      B. 8% Convertible Debenture #1 dated July 20, 1998.

      C. 8% Convertible Debenture #2 dated July 20, 1998.

      D. Warrant dated July 20, 1998.


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      E. Registration Rights Agreement between the registrant and JNC Strategy
Fund Ltd. dated July 20, 1998.

      F. Amended and revised Debenture #1 dated February 23, 1998.

      G. Amended and revised Debenture #2 dated February 23, 1998.

      H. Amended and revised Debenture #13 dated November 27, 1997.

      I. Amended and revised Debenture #14 dated November 27, 1997.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                EUROTECH, LTD.


Dated: August 3, 1998                           By: /s/ J. McNeil Wilkie
                                                   ----------------------
                                                J. McNeil Wilkie
                                                President and CFO